SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 7, 2004

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

0-18460	57-0866395
(Commission File Number)	(I.R.S. Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina 29649
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (864) 941-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

          On September 2, 2004, Community Capital Corporation redeemed 100,000 shares of its common stock in a private transaction with a single shareholder. The redemption price paid was $22.00 per share for an aggregate redemption price of $2,200,000. The funds used for the redemption were internally generated. As a private transaction, this redemption occurred outside of the share repurchase program announced on July 22, 2004.

          Following the redemption, Community Capital Corporation has 3,850,355 shares outstanding. The common stock of Community Capital Corporation trades under the symbol “CYL”, and the closing price per share on September 2, 2004, as reported by the American Stock Exchange, was $22.40.

Item 9.01.   Financial Statements and Exhibits.

(a) - (b)	Not applicable.

(c) Exhibits.	None.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

Date: September 7, 2004	By:	/s/ William G. Stevens
William G. Stevens Its: President and Chief Executive Officer